UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) December 28, 2018

CHUGACH ELECTRIC ASSOCIATION, INC.

(Exact name of registrant as specified in its charter)

Alaska	33-42125	92-0014224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Electron Drive, Anchorage, AK	99518
(Address of Principal’s Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (907) 563-7494

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in [sic] Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On December 28, 2018, Chugach Electric Association, Inc. (“Chugach”) entered into an Asset Purchase Agreement (“APA”) with the Municipality of Anchorage (“MOA”) to acquire the service territory, substantially all of the assets (other than certain generation assets related to the Eklutna facility), and certain specified liabilities of Municipal Light & Power (“ML&P”), subject to approval by the Regulatory Commission of Alaska (“RCA”). On December 28, 2018, Chugach also entered into an Eklutna Power Purchase Agreement, a Payment in Lieu of Taxes Agreement and a BRU Fuel Agreement with the MOA.

Pursuant to the APA, Chugach and the MOA will jointly submit a petition for RCA approval within seventy-five (75) days of signing the APA. Following RCA approval, a closing date will be scheduled for the transaction within one hundred twenty (120) days. Upon closing, Chugach will transfer the estimated purchase price of $767.8 million less the accrued leave liability and the net book value of designated excluded assets. The APA also includes terms for purchase price adjustments.

The Eklutna Power Purchase Agreement, which will be effective upon closing, provides for the purchase by Chugach of electric power from ML&P's share of the Eklutna generation facility for a period of thirty-five (35) years at specified fixed prices each year.

The Payment in Lieu of Taxes Agreement, which will be effective upon closing, provides for Chugach to make payments to MOA in lieu of taxes for a period of fifty (50) years based on current millage rates and the adjusted book value of property for ML&Ps service territory as in existence at the closing as adjusted each year.

The BRU Fuel Agreement, which will be effective upon closing, provides that through December 31, 2033, Chugach will use gas attributable to production in the portion of the Beluga River Unit acquired from MOA to serve retail customers of Chugach within the legacy ML&P territory at a specified gas transfer price and will use any excess gas to serve other customers of Chugach at the same specified gas transfer price.

The APA, the Eklutna Power Purchase Agreement, the Payment in Lieu of Taxes Agreement, and the BRU Fuel Agreement will be filed with Chugach’s Annual Report on Form 10-K for the year ended December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 28, 2018		CHUGACH ELECTRIC ASSOCIATION, INC.
	By:	/s/ Tyler E. Andrews
Tyler E. Andrews acting for Lee D. Thibert
Chief Executive Officer